EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AmpliTech Group Inc.

Bohemia, NY

We consent to the incorporation by reference in Registration Statement (No. 333-251332) on Form S-8, and Registration Statements (No. 333-255656 and No. 333-254969) on Form S-3 of AmpliTech Group, Inc. of our report dated March 31, 2022, with respect to our audits of the consolidated financial statements of AmpliTech Group Inc.. as of and for the years ended December 31, 2021 and 2020, which appears in this Form 10-K.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

March 31, 2022